UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2020

Inozyme Pharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39397	38-4024528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Summer Street, Suite 400 Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 330-4340

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	INZY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 28, 2020, Inozyme Pharma, Inc. (the “Company”) filed a restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the Company’s initial public offering (the “IPO”). The Company’s board of directors and stockholders previously approved the Restated Certificate to be filed in connection with, and to be effective immediately following, the closing of the IPO.

The Restated Certificate amends and restates the Company’s certificate of incorporation in its entirety to, among other things: (1) increase the authorized number of shares of common stock to 200,000,000 shares; (2) eliminate all references to the previously existing series of preferred stock; (3) authorize 5,000,000 shares of undesignated preferred stock that may be issued from time to time by the Company’s board of directors in one or more series; (4) establish a classified board of directors, divided into three classes, each of whose members will serve for staggered three-year terms; (5) provide that directors may be removed from office only for cause and only by the affirmative vote of the holders of at least 75% of the votes that all of the Company’s stockholders would be entitled to cast in an election of directors or class of directors; (6) provide that any vacancy on the Company’s board of directors, including a vacancy resulting from an enlargement of its board of directors, may be filled only by vote of a majority of directors then in office; (7) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting; (8) provide that the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer, other employee or stockholder of the Company to the Company or its stockholders, (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware or (d) any action asserting a claim arising pursuant to any provision of the Restated Certificate or bylaws of the Company (in each case, as they may be amended from time to time) or governed by the internal affairs doctrine; and (9) provide that the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any claims arising under the Securities Act of 1933, as amended.

The foregoing description of the amendments made by the Restated Certificate is qualified by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On July 28, 2020, in connection with the closing of the IPO, amended and restated bylaws of the Company (the “Amended and Restated Bylaws”), which were previously approved by the Company’s board of directors and stockholders, became effective immediately following the closing of the IPO. The Amended and Restated Bylaws amend and restate the Company’s bylaws in their entirety to, among other things: (1) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting; (2) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (3) establish procedures relating to the nomination of directors; and (4) conform to the provisions of the Restated Certificate.

The foregoing description of the amendments made by the Amended and Restated Bylaws is qualified by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Inozyme Pharma, Inc.

3.2	Amended and Restated Bylaws of Inozyme Pharma, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOZYME PHARMA, INC.

Date: July 28, 2020	By:	/s/ Axel Bolte
		Name:	Axel Bolte
		Title:	President and Chief Executive Officer